UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2017

Commission file number: 001-13337

STONERIDGE, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1598949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

39675 MacKenzie Drive, Suite 400, Novi, Michigan	48377
(Address of principal executive offices)	(Zip Code)

(248) 489-9300

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2017, the Compensation Committee of the Board of Directors of Stoneridge, Inc. (the “Company”) adopted the Stoneridge, Inc. Deferred Compensation Plan, effective June 1, 2017 (the “DCP”), a copy of which is attached hereto as Exhibit 10.1.

The DCP is an unfunded deferred compensation plan for (i) a select group of management or highly compensated employees of the Company and its affiliates, and (ii) non-employee directors of the Company. It was adopted to permit (i) certain management and highly compensated employees of the Company to make deferrals of all or a portion of their future base salary, annual incentive compensation and Long-Term Incentive Plan awards and to receive a Company match with respect to certain of such deferrals, and (ii) non-employee directors of the Company to make deferrals of all or a portion of their future annual cash retainers and Committee Chair cash retainers. The DCP’s purpose is to provide to (i) non-employee directors, and (ii) this select group of management or highly compensated employees (within the meaning of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(b) of the Employee Retirement Income Security Act of 1974 (collectively, “participants”), who contribute significantly to the future business success of the Company and its affiliates, with supplemental retirement income benefits through the elective deferral of base salary, annual incentive compensation and Long-Term Incentive Plan awards (and Board/Committee fees in the case of non-employee directors) and through employer matching contributions for employee participants in order to further long-term growth of the Company. It allows participants to defer receipt of certain compensation, keeping their financial interests aligned with the Company, and providing them with a long-term incentive to continue providing services to the Company.

The DCP is an unfunded, non-qualified benefit arrangement designed to provide employee participants with the opportunity to make elective deferrals and receive employer contributions that such participants would have been able to make and receive under the Stoneridge, Inc. 401(k) Savings Plan (“401(k) Plan”) but for certain Internal Revenue Code (“Code”) limitations. It affords participants the opportunity to defer current compensation and the associated taxes thereon until a future date, and to receive tax deferred investment returns on these deferred amounts.

Deferral elections must be made by participants prior to the calendar year (or performance period for annual incentive compensation) in which the compensation is earned. For employee participants: (i) base salary can be deferred up to a specified percentage or dollar amount, not to exceed 80%, and (ii) annual incentive plan compensation and Long-Term Incentive Plan awards can be deferred up to a specified percentage or dollar amount, not to exceed 100%. For non-employee director participants (i) the annual cash retainer and (ii) the committee chair retainer can be deferred up to 100%. For employee participants, the Company will match employee contributions to the extent match is not available in the 401(k) plan (due to various limits). Employee participants will become 100% vested in all matching contributions (adjusted for hypothetical income, earnings and losses) after three years of plan participation or, if earlier, upon his or her death, disability, change in control of the Company or termination of the DCP. Notwithstanding the vesting provisions, a participant who is terminated for cause (as defined in the DCP) or for breach of a restrictive covenant (as defined in the DCP) will forfeit all matching contributions (as adjusted for income, earnings and losses) credited to his hypothetical accounts.

An employee participant who had his or her matching contributions limited under the 401(k) Plan due to nondiscrimination testing requirements or other limits under the Code (and who makes a timely election to defer all or a portion of his or her base salary or annual incentive compensation) will receive an employer contribution equal to the difference between the matching contribution the participant would have received under the 401(k) Plan if the nondiscrimination testing limitations had not been imposed and the matching contribution the participant actually received under the 401(k) Plan.

Participants may direct the hypothetical investment of their deferred amounts and any employer matching contribution, except that Long-Term Incentive Plan awards payable in common shares will always be deemed invested in Company common shares. The DCP currently offers 16 diverse and highly rated hypothetical investment options from which to select. The present fund line-up consists of five target date funds, ten core investment funds, and a fund indexed to Company common shares. The ultimate benefit for a participant will depend on the contributions made on the participant’s behalf and the hypothetical income, earnings and losses thereon. The Company may set aside funds in a so-called “Rabbi Trust” to provide a resource for paying benefits.

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A participant may elect, at the time his or her deferral election is made, for distribution of the vested portion of his or her hypothetical accounts in the DCP to be paid following his or her separation from employment (as defined in the DCP) with the Company and its affiliates or as of a specified date selected by the participant; the participant may also elect at that time for distribution to be made in a single lump sum payment following his or her death or disability, regardless of how or when distribution is to otherwise be paid. Distributions due to separation from service will not commence until the first day of the seventh month following separation regardless of whether the participant is a “specified employee.” Distribution of amounts payable due to separation from service may be paid in a single lump sum payment or in up to 15 annual installment payments, as elected by the participant; if annual installment payments are elected, all payments subsequent to the first installment will be paid in January of each applicable year. Distributions of amounts payable due to the occurrence of a specified date will be paid in a lump sum payment in January of the specified year. Under certain circumstances, a participant may elect to further defer payment of the amounts credited to his or her hypothetical accounts. Subject to Section 409A of the Code, if the DCP is terminated, amounts remaining in each participant’s accounts will be paid in a single lump sum payment, regardless of any distribution election then in place.

Hypothetical accounts of participants under the DCP are not funded and payment obligations pursuant to the DCP are unsecured general obligations of the Company. The Company reserves the right to amend or terminate the DCP at any time, provided that no such action generally will alter a participant’s right to receive a payment due under the terms of such plan at the date of the action.

The foregoing description of the Stoneridge, Inc. Deferred Compensation Plan, effective June 1, 2017, is a summary and is qualified in its entirety by reference to the Stoneridge, Inc. Deferred Compensation Plan, effective June 1, 2017, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Stoneridge, Inc. Deferred Compensation Plan, effective June 1, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: June 2, 2017	/s/ Robert J. Hartman, Jr.
Robert J. Hartman, Jr.
Chief Accounting Officer
(Principal Accounting Officer)

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Exhibit Index

10.1	Stoneridge, Inc. Deferred Compensation Plan, effective June 1, 2017.

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